Exhibit 99.1

News Release

FOR RELEASE:	CONTACT:
Date: November 2, 2009	Julie Fallon
Time: 8:00 am Eastern	Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com
Haemonetics Reports Double Digit Growth in Earnings for Second Quarter Fiscal 2010
Company Affirms Full Year Revenue and EPS Guidance
Braintree, MA, November 2, 2009 — Haemonetics Corporation (NYSE: HAE) reported second quarter GAAP net revenues of $157 million, up 8%, net income of $18 million, up 22%, and earnings per share of $0.69, up 20%. Year-to-date, Haemonetics’ GAAP net revenues are $311 million, up 7%; net income is $36 million, up 24%; and earnings per share are $1.37, up 24%.
Excluding restructuring charges in fiscal 2009 which did not recur in fiscal 2010, adjusted second quarter net income growth was 20%, and adjusted earnings per share growth was 18%. Adjusted year-to-date net income growth is 18% and earnings per share are up 18%.1
Haemonetics ended the second quarter with $178 million in cash and $20 million of debt, and generated $24 million of free cash flow. The Company spent $6 million on share repurchases in the quarter, against an approved $40 million share repurchase plan.
Brian Concannon, Haemonetics’ President and CEO, said, “We continue to deliver solid financial results every quarter as we build the business to deliver on our blood management vision. Our blood management solutions are taking hold, driving growth in our hospital business, and leave us well positioned to meet the needs of our customers in today’s environment of healthcare reform.”
In addition to revenue and earnings growth, Haemonetics reported the following results, which also exclude the restructuring charges in last fiscal year. In the quarter, gross margin expanded by 30 basis points to 51.5%. Despite incremental expenses from acquired businesses, the Company managed operating expenses to $54 million, up 6%, leading to operating income of $27 million, up 13%. Operating margin was 17.2%, up 80 basis points.1
Year-to-date, gross margin is 52.7%, up 170 basis points. Operating expenses are $111 million, up 8%. Operating income is $53 million, up 18%, and operating margin is 17.1%, up 150 basis points. 1
The Company affirmed its full year guidance of 8-11% revenue growth, operating income growth of 12-15%, and earnings per share in a range of $2.75 to $2.85.
STRATEGIC AND SEGMENT GROWTH HIGHLIGHTS
Haemonetics continues to make progress expanding its business. The Company reported the following highlights:
•	The completion of limited market release on its new Express™ plasma collection protocol, with customers consistently achieving a 20% reduction in plasma donation time

•	The acquisition of Sebra® blood bank products, adding depth to the Company’s blood bank product portfolio and strengthening its footprint in the whole blood collection market in advance of submitting the automated whole blood collection system to the FDA for 510k approval

•	Progress implementing customized Impact™ Programs with 5 hospitals currently engaged in Haemonetics’ hospital-wide blood management solutions and 28 hospitals having completed the
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

News Release
baseline assessment for Haemonetics’ solutions for device implementation in specific departments, for example, the OrthoPAT® orthopedic perioperative autotransfusion system for orthopedic surgery
As noted, Haemonetics’ second quarter fiscal 2010 revenues were $157 million, up 8%. Excluding the effects of currency, quarterly net revenues grew 6%. Reported revenues break down as follows:
Plasma disposables revenue was $59 million for the quarter, up 19%. Year-to-date Plasma revenues are $118 million, up 22%. Haemonetics’ plasma business benefited from long-term contract implementation, global growth in plasma collections, and pricing increases. Haemonetics expects its plasma business will continue to be an ongoing revenue growth driver for the Company and affirmed its annual Plasma revenue growth estimate of 19-22%.
Platelet disposables (formerly reported as Blood Bank) revenue was $37 million for the quarter, up 3%. Year-to-date Platelet revenues are $72 million, down 1%. Platelet sales recovered in the quarter sequentially against the first quarter of fiscal 2010 as the Company strengthened the distribution business in key markets. Japan platelet sales, which were down modestly in the first quarter, remained stable in the second quarter. Haemonetics expects full year Platelet revenue growth in a range of 0-2%.
Red Cell disposables revenue was $11 million for the quarter, down 2%. Year-to-date Red Cell revenues are $23 million, down 1%. Despite episodic summer blood shortages, aggregate demand for red cells by hospitals is down 2% from last year, stemming partly from the reduction in elective surgeries. The reduced demand for blood is impacting Haemonetics’ automated red cell collection systems and is now expected to last through the remainder of the fiscal year. As a result, Haemonetics anticipates annual Red Cell revenue growth of 0-1%, which excludes any incremental Fenwal customer conversions which may occur in the back half of the year.
Software Solutions revenue was $9 million for the quarter, up 29%. Year-to-date Software Solutions revenues are $18 million, up 22%. Because Haemonetics provides the information management platforms for plasma centers on a per donor fee, increased plasma collections positively impacted the Software Solutions line. Additionally, Haemonetics benefited from sales from its acquired companies, Altivation® and Neoteric, whose sales were not included in the second quarter of last fiscal year. Haemonetics affirmed its annual Software Solutions revenue growth rate estimate of 9-13%.
Haemonetics’ Hospital disposable systems grew in the quarter as the Company’s blood management solutions began to influence hospitals’ purchasing. By product line, Surgical revenues were $17 million, up 4% in the quarter, and $34 million, up 2% year-to-date. OrthoPAT disposables revenue was $9 million, up 3% in the quarter, and $17 million, flat year-to-date. Diagnostics disposables revenues grew 11% in the quarter and 10% year to date. However, including TEG® Thrombelastograph® Hemostasis Analyzer equipment sales which are reported in this line, Diagnostics revenues were $4 million, down 10% in the quarter, and $9 million, down 6% year-to-date. Haemonetics estimates revenue will be up 4-5% for Surgical, up 5-7% for the OrthoPAT system, and up 10-12% for Diagnostics for the year.
Mr. Concannon added, “I am particularly pleased to report total revenue growth rates increasing sequentially even as our Plasma business growth rates moderate as anticipated. Haemonetics is very well positioned for future sustained growth as the anticipated recovery of elective procedures intersects with the compelling value proposition of blood management solutions.”
Haemonetics has posted several items on its website: fiscal 2010 guidance; income scenarios reflecting guidance ranges; and potential fiscal 2010 product line growth. The information is posted at http://www.haemonetics.com/site/content/investor/guidance.asp.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

News Release
CONFERENCE CALL
Haemonetics will host a webcast on Monday, November 2nd at 10:00 am Eastern to discuss these results. Interested parties can participate at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=2486290.
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.
This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

[1]	A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com/investors. In the second quarter and first half of fiscal 2009, Haemonetics incurred $0.3 million and $2.2 million respectively in pre-tax restructuring costs. Haemonetics has incurred no restructuring costs in the first half of fiscal 2010.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)

Consolidated Statements of Income for the Second Quarter FY10

	9/26/09	9/27/08	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
NET REVENUES	$157,070	$145,919	7.6%
Gross profit	80,967	74,689	8.4%

R&D	6,475	5,217	24.1%
S,G&A	47,469	45,863	3.5%

Operating expenses	53,944	51,080	5.6%

Operating income	27,023	23,609	14.5%
Interest expense	(255)	(16)	1493.8%
Interest income	103	506	(79.6%)
Other (expense)/income, net	(801)	(1,290)	(37.9%)

Income before taxes	26,070	22,809	14.3%

Tax expense	8,020	8,002	0.2%

NET INCOME	$18,050	$14,807	21.9%

Net income per common share assuming dilution	$0.69	$0.57	20.1%

Weighted average number of shares
Basic	25,685	25,038
Diluted	26,321	25,917

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross profit	51.5%	51.2%	0.3%
R&D	4.1%	3.6%	0.5%
S,G&A	30.2%	31.4%	(1.2%)
Operating income	17.2%	16.2%	1.0%
Income before taxes	16.6%	15.6%	1.0%
Net income	11.5%	10.1%	1.4%

Consolidated Statements of Income for FY10 Year-To-Date

	9/26/09	9/27/08	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
NET REVENUES	$311,158	$290,035	7.3%
Gross profit	163,910	147,726	11.0%

R&D	13,252	11,061	19.8%
S,G&A	97,308	93,722	3.8%

Operating expenses	110,560	104,783	5.5%

Operating income	53,350	42,943	24.2%
Interest expense	(463)	(40)	1057.5%
Interest income	253	1,160	(78.2%)
Other (expense)/income, net	(1,135)	(915)	24.0%

Income before taxes	52,005	43,148	20.5%

Tax expense	15,882	14,000	13.4%

NET INCOME	$36,123	$29,148	23.9%

Net income per common share assuming dilution	$1.37	$1.11	23.7%

Weighted average number of shares
Basic	25,671	25,323
Diluted	26,273	26,218

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross profit	52.7%	50.9%	1.8%
R&D	4.3%	3.8%	0.5%
S,G&A	31.3%	32.3%	(1.0%)
Operating income	17.1%	14.8%	2.3%
Income before taxes	16.7%	14.9%	1.8%
Net income	11.6%	10.0%	1.6%

Revenue Analysis for the Second Quarter and Year-To-Date FY10

	Second Quarter
	9/26/09	9/27/08	% Inc/(Dec)
	As	As	vs Prior
	Reported	Reported	Year
Revenues by geography
United States	$74,856	$66,511	12.5%
International	$82,214	$79,408	3.5%

Net revenues	$157,070	$145,919	7.6%

Disposable revenues

Plasma disposables	$59,423	$49,924	19.0%

Blood bank disposables
Platelet	$37,250	$36,294	2.6%
Red cell	$11,484	$11,758	(2.3%)

	$48,734	$48,052	1.4%

Hospital disposables
Surgical	$16,631	$15,984	4.0%
OrthoPAT	$8,678	$8,393	3.4%
Diagnostics	$4,282	$4,763	(10.1%)

	$29,591	$29,140	1.5%

Subtotal	$137,748	$127,116	8.4%

Software solutions	$9,100	$7,079	28.5%
Equipment & other	$10,222	$11,724	(12.8%)

Net revenues	$157,070	$145,919	7.6%

	Six Months Ended
	9/26/09	9/27/08	% Inc/(Dec)
	As	As	vs Prior
	Reported	Reported	Year
Revenues by geography
United States	$149,869	$132,300	13.3%
International	$161,289	$157,735	2.3%

Net revenues	$311,158	$290,035	7.3%

Disposable revenues

Plasma disposables	$118,293	$96,792	22.2%

Blood bank disposables
Platelet	$71,557	$71,953	(0.6%)
Red cell	$23,263	$23,600	(1.4%)

	$94,820	$95,553	(0.8%)

Hospital disposables
Surgical	$34,056	$33,253	2.4%
OrthoPAT	$17,262	$17,189	0.4%
Diagnostics	$9,279	$9,857	(5.9%)

	$60,597	$60,299	0.5%

Subtotal	$273,710	$252,644	8.3%

Software solutions	$17,554	$14,337	22.4%
Equipment & other	$19,894	$23,054	(13.7%)

Net revenues	$311,158	$290,035	7.3%

Consolidated Balance Sheets

	Period ending
	9/26/09	3/28/09
Assets
Cash & cash equivalents	$178,322	$156,721
Accounts receivable, net	118,668	113,598
Inventories, net	77,136	76,522
Other current assets	31,999	35,552

Total current assets	406,125	382,393
Net PP&E	152,954	137,807
Other assets	155,215	129,493

Total assets	$714,294	$649,693

	Period ending
	9/26/09	3/28/09
Liabilities & Stockholders’ Equity
S/T debt & current maturities	$15,181	$695
Other current liabilities	97,642	92,168

Total current liabilities	112,823	92,863
Long-term debt	4,974	5,343
Other long-term liabilities	17,065	11,603
Stockholders’ equity	579,432	539,884

Total liabilities & equity	$714,294	$649,693

Free Cash Flow Reconciliation

	Three Months Ended
	9/26/09	9/27/08
GAAP cash flow from operations	$35,773	$27,935

Capital expenditures	(11,676)	(16,380)
Proceeds from sale of property, plant and equipment	182	321

Net investment in property, plant and equipment	(11,494)	(16,059)

Free cash flow	$24,279	$11,876

	Six Months Ended
	9/26/09	9/27/08
GAAP cash flow from operations	$61,479	$41,777

Capital expenditures	(32,880)	(28,775)
Proceeds from sale of property, plant and equipment	383	2,797

Net investment in property, plant and equipment	(32,497)	(25,978)

Free cash flow	$28,982	$15,799

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures
Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring costs from our GAAP expenses. These restructuring costs result from a significant transformation of our business during our fiscal years 2009 and 2008. This transformation resulted in the formation of a shared service center in Europe, exiting various offices across Europe and Japan and, most recently, in repositioning our technical operations organization. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.
Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.
Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Second Quarter of FY10 and FY09

	09/26/09	09/27/08
Non-GAAP gross profit
GAAP gross profit	$80,967	$74,689
Restructuring costs	0	0

Non-GAAP gross profit	$80,967	$74,689

Non-GAAP S,G&A
GAAP S,G&A	$47,469	$45,863
Restructuring costs	0	(319)

Non-GAAP S,G&A	$47,469	$45,544

Non-GAAP operating expenses
GAAP operating expenses	$53,944	$51,080
Restructuring costs	0	(319)

Non-GAAP operating expenses	$53,944	$50,761

Non-GAAP operating income
GAAP operating income	$27,023	$23,609
Restructuring costs	0	319

Non-GAAP operating income	$27,023	$23,928

Non-GAAP income before taxes
GAAP income before taxes	$26,070	$22,809
Restructuring costs	0	319

Non-GAAP income before taxes	$26,070	$23,128

Non-GAAP net income
GAAP net income	$18,050	$14,807
Restructuring costs	0	319
Tax benefit associated with restructuring costs	0	(112)

Non-GAAP net income	$18,050	$15,014

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.69	$0.57
Restructuring costs after tax per common share assuming dilution	$0.00	$0.01

Non-GAAP net income per common share assuming dilution	$0.69	$0.58

Reconciliation of Non-GAAP Measures for the First Six Months of FY10 and FY09

	09/26/09	09/27/08
Non-GAAP gross profit
GAAP gross profit	$163,910	$147,726
Restructuring costs	0	72

Non-GAAP gross profit	$163,910	$147,798

Non-GAAP S,G&A
GAAP S,G&A	$97,308	$93,722
Restructuring costs	0	(2,100)

Non-GAAP S,G&A	$97,308	$91,622

Non-GAAP operating expenses
GAAP operating expenses	$110,560	$104,783
Restructuring costs	0	(2,100)

Non-GAAP operating expenses	$110,560	$102,683

Non-GAAP operating income
GAAP operating income	$53,350	$42,943
Restructuring costs	0	2,172

Non-GAAP operating income	$53,350	$45,115

Non-GAAP income before taxes
GAAP income before taxes	$52,005	$43,148
Restructuring costs	0	2,172

Non-GAAP income before taxes	$52,005	$45,320

Non-GAAP net income
GAAP net income	$36,123	$29,148
Restructuring costs	0	2,172
Tax benefit associated with restructuring costs	0	(762)

Non-GAAP net income	$36,123	$30,558

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$1.37	$1.11
Restructuring costs after tax per common share assuming dilution	$0.00	$0.05

Non-GAAP net income per common share assuming dilution	$1.37	$1.17